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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement on Post-Effective Amendment No. 1 to Form SB-2 of our report dated July 19, 2000, (with respect to Note J, July 27, 2000 and Note N[2], July 28, 2000) with respect to our audit of the consolidated financial statements of Aquacell Technologies, Inc. and subsidiary as of June 30, 2000 and for the years ended June 30, 2000 and 1999. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ Richard A. Eisner & Company, LLP
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    Richard A. Eisner & Company, LLP

New York, New York
December 18, 2000